SECOND AMENDMENT TO LEASE AGREEMENT

This Second Amendment To Lease Agreement (the "Second Amendment") is entered into this 18th day of January, 2016, by and between Hancock Jaffe Laboratories, Inc., a Delaware corporation ("Tenant") and Corbiz, LLC, a California limited liability company ("Landlord").

RECITALS

A. WHEREAS, the Landlord and Tenant previously entered into a written "AIR Commercial Real Estate Association Standard Industrial/Commercial Single-Tenant Lease - Net" dated March 12, 2008, for identification (the "Lease"), pertaining to the premises located at 70 Doppler, in the City of Irvine, County of Orange, State of California, as more particularly described in the Lease (the "Premises");

B. WHEREAS, the Landlord and Tenant previously entered into an "Amendment to Lease Agreement" dated August 7, 2015 (the "Amendment") which amended some of the terms of the Lease.

C WHEREAS, as of December 31, 2015, Tenant owed past due rent to Landlord in the sum of $499,050.99 including late charges under the Lease as amended (the "Lease Arrearages").

D. WHEREAS, on January 15, 2016, Tenant made a payment to Landlord in the sum of Three Hundred Thousand Dollars ($300,000.00) toward the Lease Arrearages leaving a balance due of One Hundred Ninety-Nine Thousand, Fifty Dollars and Ninety-Nine Cents ($199,050.99).

E. WHEREAS, Landlord and Tenant mutually desire to document an extension of the deadline for the Lease defaults and to pay the balance of the Lease Arrearages as more specifically set forth in this Second Amendment.

AGREEMENT

NOW THEREFORE, in consideration of the covenants and agreements contained herein and other good and valuable consideration receipt for which is hereby acknowledged, Landlord and Tenant hereby agree to modify and amend the terms of the Lease as follows:

1. Recitals. The recitals set forth above are incorporated by this reference as a part of this Second Amendment between the parties.

2. Payments to Landlord. In consideration for Landlord's obligations under this Second Amendment and its continuing forbearance from exercising its rights under the Lease and the Notice related to Tenant's defaults, Tenant hereby agrees to make the following payments to Landlord:

a) On or before March 15, 2016, Tenant shall pay Landlord the balance of the Lease Arrearages in the sum of One Hundred Ninety-Nine Thousand, Fifty Dollars and Ninety-Nine Cents ($100,050.99) to be applied to the Lease Arrearages;

b) The payment of all future accruing rental and other sums due under the Lease as and when they become due without need for demand for payment by Landlord.

All such payments shall be deemed to be "rent" due under the Lease as of the respective due date for each sum owed.

3. Payment by Tenant of All Vendor Charges. Tenant must timely pay and keep current all vendor charges related to the Lease and Premises as they become due before being late, subject to penalty, the Premises being subject to lien, and before cancellation of insurance, fire protection or elevator or similar services. In the event that any such charges owed by Tenant under the Lease for such services are invoiced to Landlord, Tenant shall pay such charges within ten (10) days of receipt of the invoice for payment from Landlord.

4. Option to Extend; Right of First Refusal. Tenant's option to extend the Lease and its right of first refusal to purchase the Premises as set forth in the Lease shall remain terminated and shall not be reinstated until such time that all rental charges have been brought current under the Lease as required

by this Second Amendment including, but not limited to, full and complete payment of all Lease Arrearages.

5. Authority To Execute Agreement. Each party hereto hereby represents and warrants to the other party that each of the individuals executing this Second Amendment on their behalf have full authority to bind each such party and the provisions hereof are binding on the parties hereto in accordance with the terms hereof and that each such party is an active business entity and authorized by law to enter into this Second Amendment in California.

6. Headings. Capitalized terms used herein, unless otherwise defined, shall have the same meaning as defined in the Lease.

7. Reaffirmation. Except as herein modified and amended, each and every covenant, condition, warranty and agreement of the Lease is hereby ratified and affirmed in its entirety and shall apply with full force and effect to the Premises during the full term of the Lease.

IN WITNESS WHEREOF, the parties have executed this Second Amendment on the day and year first above written.

SIGNATURES

Hancock Jaffe Laboratories, Inc., a Delaware corporation

By: [signature]
Name: Norman Jaffe
Title: President

Corbiz, LLC, a California Limited liability company

By: [signature]
Name: ALFONSO G. GORDERO
Title: MANAGING MEMBER